UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 11, 2009

Santa Monica Media Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33370	59-3810312
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

11845 West Olympic Boulevard Suite 1125W
Los Angeles, California	90064
(Address of principal executive offices)	(Zip Code)

(310) 526-3222
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01  NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On August 27, 2009, Santa Monica Media Corporation (the “Company”), a special purpose acquisition company (SPAC) that completed its Initial Public Offering in April 2007 held a special meeting of its stockholders.  At the meeting stockholders voted in favor of three proposals that allowed for the continuation of the existence of the corporation as well as for the distribution of the trust proceeds to the stockholders holding shares of its common stock issued in its initial public offering (“IPO Shares”).

The distribution of trust proceeds of $100,724,231 or $8.057938494 per IPO Share is scheduled for Tuesday September 15, 2009.  At the close of business on that day the NYSE Amex will suspend trading.  Distributions will be made to IPO shareholders of record at the close of business on Monday September 14, 2009 rather than as of August 5, 2009 as indicated in the Company’s press release on August 31, 2009.

The Company will be filing a Notification of Removal from Listing on Form 25 with the Securities and Exchange Commission for the purpose of deregistering and delisting its securities under the Securities Exchange Act of 1934. Upon suspension of trading, the Company will also commence voluntary delisting procedures to delist the Company’s securities from NYSE Amex. The Company’s securities will no longer trade on the NYSE.

ITEM 8.01 OTHER EVENTS.

Reference is made to the disclosure set forth in Item 3.01 which is incorporated hereing by reference.  On September 11, 2009, the Company issued a press relase relating to such disclosure.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits:

Exhibit 99.1 Press release dated September 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Santa Monica Media Corporation
Date:	September 11, 2009	By:	/s/ DAVID M. MARSHALL
		Name:	David M. Marshall
		Title:	Chief Executive Officer